Exhibit 99.1
Luminar, CEO, Board Members, and Management Announce Plan to Purchase a Total of
$250 Million of LAZR Stock
Also Expecting Additional Capital to Bolster Balance Sheet to Accelerate Growth
News Highlights:
•Share purchases expected to begin after market open today, December 14;
•Company purchase expected to be financed with portion of proceeds from private financing;
•Expecting additional cash to accelerate growth, commercial wins
Orlando, Fla., December 14, 2021 — Luminar Technologies, Inc. (Nasdaq: LAZR), with support of its CEO, board members, and management, today announced its authorization and intent to purchase $250 million or more of its Class A common stock, which is anticipated to commence today after market open. The company plans to use a portion of the proceeds from a proposed private financing transaction for the share repurchase.
“Over the past year, our breakthrough technology and commercial success have begun to usher in a new era of safety and autonomy for the industry on production consumer vehicles and trucks,” said Austin Russell, Luminar Founder and CEO. “Given our current position and our trajectory, we think our stock price has not reflected the wins and successes we’ve had over the past year since our public debut, with substantial inefficiency in the market. Today, we’re putting our money where our mouth is by executing this significant purchase of shares as we accelerate our industry leadership.”
In addition to the Company, certain Luminar board members and management, led by Founder and CEO Austin Russell, intend to purchase LAZR shares in the open market or as part of pre-arranged stock trading plans. The timing of purchases will be subject to compliance with federal securities laws and Luminar’s policies.
“Austin has built the winning team, technology, product, strategy, and commercial deals to make the next automotive revolution a reality,” said Alec Gores, Founder and CEO of The Gores Group. “We already had high conviction in Luminar and the potential to win when we took them public, and that has increased dramatically this past year.”
About Luminar
Luminar Technologies, Inc. (Nasdaq: LAZR) is transforming automotive safety and autonomy by delivering lidar and associated software that meets the industry’s stringent performance, safety, and economic requirements. Luminar has rapidly gained over 50 industry partners, including a majority of the top global automotive OEMs. In 2020, Luminar signed the industry’s first production deal for autonomous consumer vehicles with Volvo Cars, which now expects to make Luminar’s technology part of the standard safety package on their next generation electric SUV. Additional customer wins include SAIC, Daimler Truck AG, Intel’s Mobileye, Pony.ai and Airbus UpNext. Founded in 2012, Luminar employs approximately 400 with offices in Palo Alto, Orlando, Colorado Springs, Detroit, and Munich.
Additional Information Regarding Purchase Program:
Under Luminar’s repurchase program, Luminar may purchase shares of Class A common stock on a discretionary basis from time to time through open market repurchases, privately negotiated transactions or other means, including through Rule 10b5-1 trading plans or through the use of other techniques such as accelerated share repurchases. The timing and number of shares repurchased will depend on a variety of factors, including stock price, trading volume, and general business and market conditions. The repurchase program has no time limit, does not obligate Luminar to acquire any particular amount of Class A common stock and may be modified, suspended or discontinued at any time at the company’s discretion. The Board has authorized an increase in the size of the repurchase program to 50% of the aggregate principal amount of the company’s recently proposed private financing, if greater than $250 million.

Forward-Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “aims”, “believe,” “may,” “will,” “estimate,” “set,” “continue,” “towards,” “anticipate,” “intend,” “expect,” “should,” “would,” “forward,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding our expectations regarding repurchases of our Class A common stock under the stock repurchase program, our long-term growth potential, the value of our Class A common stock and our ability to invest to accelerate and extend our market position. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Luminar’s management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties, including but not limited to our inability to complete the proposed private financing transaction, fluctuations in our stock price, the fluctuations in the trading volume of our stock, the nature of other investments or strategic opportunities presented to us from time to time, our cash flows from operations; changes in market conditions; or other risks, that could cause actual results to differ materially from the forward-looking statements including the risks discussed under the heading “Risk Factors” in the Annual Report on Form 10-K filed by Luminar on April 14, 2021, and other documents Luminar files with the SEC in the future. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and Luminar undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.
Contacts:
Media Relations:
Press@luminartech.com
Investor Relations:
Trey Campbell
Investors@luminartech.com